EXHIBIT 4.20
Execution Version
REGISTRATION AGREEMENT
     REGISTRATION AGREEMENT (this “Agreement”), dated as of July 20, 2009, by and among Smith & Wesson Holding Corporation, a Nevada corporation (the “Company”), and the undersigned holders of Common Stock (each, a “Holder”, and collectively, the “Holders”).
     WHEREAS, each Holder was a stockholder of Universal Safety Response, Inc., a New York corporation (“USR”).
     WHEREAS, as contemplated by an Agreement and Plan of Merger dated as of June 18, 2009 among the Company, USR, and others (the “Merger Agreement”), USR became a wholly owned subsidiary of the Company and stockholders of USR received shares of Common Stock (as defined herein) as partial consideration for the transactions contemplated by the Merger Agreement.
     WHEREAS, the Merger Agreement requires the entering into of this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:
     1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:
          “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by agreement or otherwise.
          “Business Day” means any day other than Saturday, Sunday, or any other day on which commercial banks in Delaware are authorized or required by law to remain closed.
          “Common Stock” means the common stock, par value $0.001 per share, of the Company issued to the Holders pursuant to the Merger Agreement, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other shares of Common Stock that at any time may be issued pursuant to the Merger Agreement (including any shares that may continue to have vesting or other restrictions following consummation of the transactions contemplated by the Merger Agreement).
          “Company” has the meaning set forth in the preamble of this Agreement.
          “Covered Securities” means the Common Stock and any security issued with respect thereto upon any stock dividend, split, or similar event until the earliest of the date on which such Common Stock, or any security issued with respect thereto upon any stock dividend, split, or similar event, as the case may be (i) has been transferred pursuant to a Shelf Registration Statement or another registration statement covering such Common Stock that has been filed with the SEC pursuant to the 1933 Act, in either case after such registration statement has become effective and while such registration statement is effective under the 1933 Act; (ii) has been transferred pursuant to Rule 144; (iii) may be sold or transferred pursuant to Rule 144 without volume or timing restrictions or limitations; or (iv) ceases to be outstanding.
          “Effective Date” means the date the Shelf Registration Statement has been declared effective by the SEC.
          “Filing Deadline” means 10 calendar days after date of this Agreement and 10 days after any subsequent issue of Common Stock pursuant to the Merger Agreement.
          “FINRA” means the Financial Industry Regulatory Authority.
          “Holders” has the meaning set forth in the preamble of this Agreement.
          “Holder Information” with respect to any Holder means information with respect to such Holder required to be included in any Shelf Registration Statement or the related Prospectus pursuant to the 1933 Act and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Holder specifically for inclusion therein.
          “Majority Holders” means the Holders of a majority of the then outstanding Common Stock being registered under a Shelf Registration Statement; provided that shares of Common Stock that have been sold or otherwise transferred pursuant to the Shelf Registration Statement shall not be included in the calculation of Majority Holders.
          “Merger Agreement” has the meaning set forth in the recitals to this Agreement.
          “Notice and Questionnaire” means a Selling Securityholder Notice and Questionnaire substantially in the form of Exhibit A attached hereto.
          “Notice Holder” means any Holder of Covered Securities that has delivered a properly completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.
          “Person” means any natural person, corporation, limited liability company, unincorporated association, partnership, association, joint stock company, or trust.

          “Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, 430B, or 430C under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Covered Securities covered by such Shelf Registration Statement, and all amendments and supplements to such prospectus, including all documents incorporated or deemed to be incorporated by reference in such prospectus.
          “Questionnaire Deadline” has the meaning set forth in Section 2(b) hereof.
          “Record Holder” means each Person who is registered on the books of the registrar of the Company’s Common Stock as the holder of Common Stock.
          “Rule 144” means Rule 144 under the 1933 Act (or any successor provision promulgated by the SEC).
          “Rule 415” means Rule 415 under the 1933 Act (or any successor provision promulgated by the SEC).
          “SEC” means the Securities and Exchange Commission.
          “Shelf Registration” means a registration effected pursuant to Section 2 hereof.
          “Shelf Registration Period” has the meaning set forth in Section 2(c) hereof.
          “Shelf Registration Statement” means any “shelf” registration statement of the Company filed pursuant to the provisions of Section 2(a) hereof that covers the Covered Securities on Form S-3 or on another appropriate form (as determined by the Company) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all documents incorporated or deemed to be incorporated by reference therein.
          “Suspension Period” has the meaning set forth in Section 2(d) hereof.
          All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” or “stated” in the Shelf Registration Statement, any preliminary Prospectus, or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus, or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Shelf Registration Statement, any preliminary Prospectus, or Prospectus shall be deemed to mean and include any document filed with the SEC under the 1934 Act, after the date of such Shelf Registration Statement, preliminary Prospectus, or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein.

     2. Shelf Registration Statement.
          (a) Filing of Registration Statement. The Company shall, at its expense, prepare and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC one or more Shelf Registration Statements (collectively the “Shelf Registration Statement”) with respect to resales of the Covered Securities by the Holders from time to time on a delayed or continuous basis pursuant to Rule 415 and in accordance with the methods of distribution set forth in such Shelf Registration Statement and thereafter shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the 1933 Act as soon as possible. The Company shall supplement or amend the Shelf Registration Statement if required by the rules, regulations, or instructions applicable to the registration form used by the Company for the Shelf Registration Statement, or by the 1933 Act, the 1934 Act, or the SEC. Promptly following the Effective Date, the Company promptly shall file with the SEC in accordance with Rule 424 under the 1933 Act the final Prospectus to be used in connection with sales pursuant to such Shelf Registration Statement.
          (b) Securities Registered
               (i) Holders to be Named in Shelf Registration Statement. The Company shall name each Holder that delivers a properly completed and signed Notice and Questionnaire to the Company as a selling security holder in the Shelf Registration Statement. A Holder of Covered Securities may include such securities in the Shelf Registration Statement only if the Holder sends by first-class registered mail or by courier or recognized delivery company with delivery confirmation, a properly completed Notice and Questionnaire to the Company. In order to be included in the Shelf Registration Statement at the time of its effectiveness, the Notice and Questionnaire must be sent on or prior to the 15th Business Day after the date the Notice and Questionnaire is deemed to have been given in accordance with Section 7(c) hereof (“Questionnaire Deadline”).
               (ii) Amendments to Shelf Registration Statement. Following the effectiveness of the Shelf Registration Statement, upon receipt of a completed Notice and Questionnaire from a Holder, the Company shall, as promptly as practicable, but in any event within 10 Business Days after its receipt thereof, file any amendments to the Shelf Registration Statement or supplements to the related Prospectus as are necessary to permit the Holder to deliver the Prospectus to purchasers of Covered Securities (subject to the right of the Company to suspend the use of the Prospectus as described in Section 2(d) hereof); provided, however, that (A) if a supplement to the related Prospectus is required to permit the Holder (or other Holders not included in the Shelf Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Covered Securities, the Company shall not be required to file more than one such supplement during any 30-day period and (B) if a post-effective amendment to the Shelf Registration Statement is required to permit the Holder (or other Holders not included in the Shelf Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Covered Securities, the Company shall have 30 Business Days to file such post-effective amendment and shall not be required to file more than one post-effective amendment to the Shelf Registration Statement in any 90-day period. The Company shall use its commercially reasonable efforts to cause any such post-effective amendment to become effective under the 1933 Act as promptly as is practicable; provided, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to amend the Shelf Registration Statement or supplement the Prospectus until the termination of such Suspension Period.
               (iii) Holder Information. Each Holder as to which the Shelf Registration Statement is being effected shall furnish promptly to the Company upon the written request of the Company, which request shall only be made within three days of the proposed effectiveness of the Shelf Registration Statement or an amendment thereto, (A) such other information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or in any application to be filed with or under state securities laws and (B) all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.
          (c) Period of Effectiveness. The Company shall use its commercially reasonable efforts to keep the applicable Shelf Registration Statement continuously effective, supplemented, and amended under the 1933 Act in order to permit the Prospectus forming a part thereof to be usable by the Notice Holders until the earliest to occur of (i) the one year anniversary of the date of the issuance of the Covered Securities; (ii) the date as of which, in the opinion of counsel to the Company, the Covered Securities may be sold under Rule 144 without volume or timing restrictions or limitations; (iii) the date as of which all applicable Covered Securities have been transferred under Rule 144; and (iv) such date as of which all Covered Securities have been sold pursuant to the applicable Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”). The Company shall, in order to fulfill its obligations under this Section 2(c): (A) subject to Section 2(d), prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period; (B) subject to Section 2(d), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the 1933 Act; and (C) comply in all material respects with the provisions of the 1933 Act with respect to the disposition of all Covered Securities covered by the Shelf Registration Statement during the Shelf Registration Period.
          (d) Suspension of Registration Statement. The Company may suspend the availability of any Shelf Registration Statement and the use of any Prospectus (the period during which the availability of any Shelf Registration Statement and any Prospectus may be suspended herein referred to as the “Suspension Period”) for a period not to exceed 90 days in the aggregate during any 12-month period, in each case for valid business reasons determined in good faith by the Company in its reasonable judgment, after consultation with and upon the advice of outside legal counsel (which shall not include the avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments, public filings with the SEC, and similar events. Notwithstanding any other provision of this Agreement, the Company shall not voluntarily take any actions not required by applicable laws or regulations that would require it to suspend the availability of the Shelf Registration Statement or the use of any Prospectus and shall not suspend the Registration Statement unless required by applicable law or regulation, in either case during the first 90 days after the effectiveness of the Shelf Registration Statement

          (e) Underwriters. The Company shall have the right to select the underwriter or underwriters, if any, subject to the approval of the Holders, which approval shall not be unreasonably withheld or delayed (with Deutsche Bank Securities and Cowan and Company being hereby approved) that will undertake the sale and distribution from time to time of the Covered Securities covered by the Shelf Registration Statement.
     3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:
          (a) Copies to Holders: The Company shall (i) furnish to the Holders and the underwriters, if any, within a reasonable period of time, but in any event within five Business Days, prior to the filing thereof with the SEC to afford the Holders and their counsel a reasonable opportunity for review, a copy of each Shelf Registration Statement, and each amendment thereof, and a copy of each Prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the 1934 Act), and shall reflect in each such document, when so filed with the SEC, such comments as the Holders may reasonably propose therein; and (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Covered Securities provided to the Company in Notice and Questionnaires as necessary to permit such distribution by the methods specified therein.
          (b) Compliance with Law. Subject to Section 2(d), the Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the 1933 Act and the rules and regulations thereunder; (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to any Holder Information.
          (c) Notification to Holders. The Company, as promptly as reasonably practicable (but in any event within two Business Days), shall notify the Holders, each Notice Holder, and the underwriters, if any, of the following:
               (i) when any Prospectus or any supplement thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;
               (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose;

               (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Covered Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for that purpose;
               (iv) of the occurrence of, but not the nature of or details concerning, any event or the existence of any condition that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, neither such Shelf Registration Statement nor the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading;
               (v) of the Company’s determination that a post-effective amendment to the Shelf Registration Statement is necessary (other than a post-effective amendment pursuant to Section 2(b)(ii)); and
               (vi) of the commencement and termination of any Suspension Period.
          (d) Withdrawal of Suspension. The Company shall use commercially reasonable efforts to obtain (i) the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement and the use of any related Prospectus; and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Covered Securities for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible time, and shall provide notice to each Notice Holder and the Holders of the withdrawal of any such orders or suspensions.
          (e) Holders. The Company shall promptly furnish, upon written request and without charge, to the Holders and any Notice Holder, (i) at least one copy of any Shelf Registration Statement and any post-effective amendment thereto, excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Shelf Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits, and (iii) upon the effectiveness of any Shelf Registration Statement, one copy of the Prospectus included in such Shelf Registration Statement and all amendments and supplements thereto, provided that the Company shall only be obligated to furnish those documents that are not available on the EDGAR System.
          (f) Copies of Prospectus. The Company shall, during the Shelf Registration Period, promptly deliver to the Holders, each Notice Holder, and the underwriters, if any, as many copies of the Prospectus (including each preliminary Prospectus) included in any Shelf Registration Statement, and any amendment or supplement thereto, as such person may reasonably request and except as provided in Sections 2(d) and 3(n) hereof; and the Company hereby consents (except during a Suspension Period or during the continuance of an event described in Section 3(c)(ii) through (v)) to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the

Covered Securities covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.
          (g) Acceleration Request. The Company shall submit to the SEC, within five Business Days after the Company learns that no review of a particular Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of such Shelf Registration Statement to a time and date not later than 72 hours after the submission of such request.
          (h) Blue Sky Laws. Prior to any offering of Covered Securities pursuant to any Shelf Registration Statement, the Company shall, at its expense, register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Covered Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Holders reasonably request and shall maintain such qualification in effect so long as required and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Covered Securities covered by such Shelf Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or; (ii) take any action which would subject it to service of process or taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
          (i) Stock Certificates. If the Covered Securities are in certificated form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Covered Securities sold pursuant to any Shelf Registration Statement free of any restrictive legends and registered in such names as Holders may request at least two Business Days prior to settlement of sales of Covered Securities pursuant to such Shelf Registration Statement.
          (j) FINRA. Subject to the exceptions contained in (i) and (ii) of Section 3(h) above, the Company shall use commercially reasonable efforts to cause the Covered Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other federal, state, and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Covered Securities as contemplated by the Shelf Registration Statement; without limitation to the foregoing, the Company shall provide all such information as may be required by FINRA in connection with the offering under the Shelf Registration Statement of the Covered Securities, and shall cooperate with each Holder in connection with any filings required to be made with FINRA by such Holder in that regard.
          (k) Post-Effective Amendments. Upon the occurrence of any event described in Section 3(c)(iv) or 3(c)(v) hereof, the Company shall promptly prepare and file with the SEC a post-effective amendment to any Shelf Registration Statement, or an amendment or supplement to the related Prospectus, or any document incorporated therein by reference, or file a document that is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Covered Securities included therein, the Shelf Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its commercially reasonable efforts to cause it to become effective as promptly as practicable; provided that the Company’s obligations under this paragraph (k) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 2(d) hereof and given notice of such suspension to Notice Holders, it being understood that the Company’s obligations under this Section 3(k) shall be automatically reinstated at the end of such Suspension Period.
          (l) Compliance with SEC Rules. The Company shall use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the 1933 Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of any Shelf Registration Statement or each post-effective amendment to any Shelf Registration Statement, which such statements shall be made available no later than 45 days after the end of the 12-month period or 90 days after the end of the 12-month period, if the 12-month period coincides with the fiscal year of the Company. In addition, the Company shall use commercially reasonable efforts to file in a timely manner all reports required to be filed pursuant to the 1934 Act to allow the Company to remain eligible to use Form S-3 during the Shelf Registration Period for any offering of the Covered Securities.
          (m) Exchange Listing. The Company shall cause all shares of Common Stock to be reserved for listing on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the applicable Shelf Registration Statement is declared effective and shall cause all Common Stock to be so listed when issued, and, in connection therewith, to make such filings as may be required under the 1934 Act and to have such filings declared effective as and when required thereunder.
          (n) Suspension of Disposition. Each Notice Holder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vi), such Notice Holder shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Covered Securities and will not resume disposition of Covered Securities until such Notice Holder has received copies of an amended or supplemented Prospectus contemplated by Section 3(k) hereof, or until such Notice Holder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Suspension Period has been terminated, as the case may be, provided that the foregoing shall not prevent the sale, transfer, or other disposition of Covered Securities by a Holder in a transaction that is exempt from, or not subject to, the registration requirements of the 1933 Act, so long as such Holder does not and is not required to deliver the applicable Prospectus or Shelf Registration Statement in connection with such sale, transfer, or other disposition, as the case may be.

          (o) Cooperation with Underwriters. To the extent that underwriters are involved in an offering of Covered Securities, the Company shall:
               (i) make representations and warranties to the underwriters in form, scope, and substance as are customarily made by issuers to underwriters in such underwritten offerings;
               (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory in form, scope, and substance to the underwriters) addressed to the underwriters, covering the matters customarily covered in opinions requested in such underwritten offerings and such other matters as may be reasonably requested by such underwriters;
               (iii) obtain “comfort letters” and updates thereof from the Company’s independent certified public accountants addressed to the underwriters; such letters shall be in customary form and covering matters of the type customarily covered in “comfort letters” to underwriters in connection with such underwritten offerings;
               (iv) if an underwriting agreement is entered into, enter into customary indemnification and contribution provisions and procedures as the underwriters shall reasonably request with respect to all parties to be indemnified pursuant to Section 5; and
               (v) deliver such documents and certificates as may be reasonably requested by the underwriters, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
     4. Registration Expenses. The Company shall bear all fees and expenses incurred by it in connection with the performance of its obligations under Sections 2 and 3 hereof. Such fees and expenses shall include, without limitation (a) all registration and filing fees and expenses (including filings made with FINRA); (b) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (c) all expenses of printing (including printing of Prospectuses) and the Company’s expenses for messenger and delivery services and telephone; (d) all fees and disbursements of counsel to the Company; (e) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (f) all fees and disbursements of independent certified public accountants of the Company. The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting, or other duties), the expenses of any annual audit, and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4, each Holder shall bear the expense of any broker’s commission, agency fee, and underwriter’s discount or commission, if any, relating to the sale or disposition of such Holder’s Covered Securities pursuant to a Shelf Registration Statement.
     5. Indemnification and Contribution.
          (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Holder of Covered Securities covered by any Shelf Registration Statement,

its directors, officers, partners, members, advisors, and employees and each Person, if any, who controls any such Holder within the meaning of either the 1933 Act or the 1934 Act (collectively referred to for purposes of this Section 5 as a “Holder”) against any losses, claims, damages, or liabilities, joint or several, or actions in respect thereof, to which any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or in any Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that: (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon Holder Information; and (ii) with respect to any untrue statement or omission of material fact made in any Shelf Registration Statement, or in any Prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of a Holder from whom the Person asserting any such loss, claim, damage, or liability purchased the securities concerned, to the extent that any such loss, claim, damage, or liability of such Holder occurs under the circumstance where it shall have been established that: (w) the Company had previously furnished copies of the Prospectus, and any amendments and supplements thereto, to such Holder; (x) delivery of the Prospectus, and any amendment or supplements thereto, was required by the 1933 Act to be made to such Holder; (y) the untrue statement or omission of a material fact contained in the Prospectus was corrected in amendments or supplements thereto; and (z) there was not sent or given to such Holder, at or prior to the written confirmation of the sale of such securities to such Holder, a copy of such amendments or supplements to the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have. This indemnity agreement will not apply to any loss, damage, expense, liability, or claim arising from an offer or sale, occurring during a Suspension Period, of Covered Securities by a Notice Holder who has previously received notice from the Company of the commencement of the Suspension Period pursuant to Section 3(c)(vi).
          (b) Indemnification by Holders. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, officers, advisors, and employees and each Person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Holders and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability, or action, but only with reference to Holder Information supplied by such Holder. In no event shall any Holder, its directors, officers, partners, members, or employees or any Person, if any, who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Covered Securities pursuant to a Shelf Registration Statement exceeds: (i) the amount paid by such Holder for such Covered Securities, plus (ii) the amount of any damages that such Holder, its directors, officers, or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity agreement will be in addition to any liability that such Holder may otherwise have.
          (c) Notification. Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 5(a) or 5(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Holders in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action; (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit, or proceeding. Subject to the provisions of the immediately following sentence, no indemnifying party shall be liable for any settlement, compromise, or the consent to the entry of judgment in connection with any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action other than a judgment entered with the consent of such indemnified party, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this Section 5(c) and to which it would be entitled under Section 5(a) or 5(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (x) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (y) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (z) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
          (d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages, and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company from the issuance of the Covered Securities, on the one hand, and a Holder with respect to the sale by such Holder of Covered Securities, on the other hand; provided, however, that in no case shall an indemnifying party that is a Holder be responsible for any amount in excess of the total price (net of any commission or underwriting fee or discount) at which the Covered Securities are sold by such Holder to a purchaser. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and such Holder shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of such Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Holder on the other shall be deemed to be in the same respective proportions as the total net proceeds from the issuance of the Covered Securities received by or on behalf of the Company, on the one hand, and the total proceeds received by such Holder with respect to its sale of Covered Securities under the Shelf Registration Statement, on the other hand, bear to the total of both such amounts. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or relates to Holder Information supplied by such Holder, on the other hand, the intent of the parties and their relative knowledge, information, and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person who controls such Holder within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          (e) Survival. The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, any underwriter, or the Company or any of the officers, directors, or controlling Persons referred to in Section 5 hereof, and will survive the sale by a Holder of Covered Securities covered by a Shelf Registration Statement.
          (f) Rule 144. The Company covenants that it shall use commercially reasonable efforts to file the reports required to be filed by it under the 1933 Act and the 1934 Act in a timely manner so long as the Covered Securities remain outstanding. The Company further covenants that, for as long as any Covered Securities remain outstanding, it will take such further action as any Holder of Covered Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Covered Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144. Upon the written request of any Holder of Covered Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. The Company further covenants that in the event the Company fails, in violation of this Section 5, to take any actions required to enable any Holder to sell Covered Securities pursuant to Rule 144, the Company will use commercially reasonable efforts to take any such actions as may be required to again enable Holders to sell pursuant to Rule 144, and in the event the Company determines that it is no longer eligible to use Form S-3, it shall use commercially reasonable efforts to file a registration statement on the appropriate form, including Form S-1, as soon as practicable covering the registration of the resale of the Covered Securities by the Holders and shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC under the 1933 Act as soon as possible.
     6. Holder’s Obligation. Each Holder agrees that no Holder shall be entitled to sell any of the Common Stock pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto unless such Holder has furnished the Company with a completed Notice and Questionnaire as required pursuant to Section 2(b).
     7. Miscellaneous.
          (a) No Inconsistent Agreements. Except as provided herein, the Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.
          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company consents in writing and the Company has obtained the written consent of at least the Majority Holders; provided that with respect to any matter that adversely affects the rights of the Holders hereunder, the Company shall obtain the written consent of the Holders against which such amendment, qualification, supplement, waiver, or consent is to be effective.

Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Covered Securities are being sold pursuant to a Shelf Registration Statement and that does not adversely affect the rights of other Holders may be given by the Majority Holders.
          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:
               (i) if to the Holders, at the most current address of such Holder maintained by the registrar of the Common Stock, or, in the case of the Notice Holders, the address set forth in their Notice and Questionnaire;
with copies to

William C. Cohen, Jr.
408 Hampton
Wichita, Kansas 67206
Phone: (316) 266-6210
Fax: (316) 266-6254
E-mail: wc.cohen@imacorpcapital.com
with a copy given in the manner
prescribed above, to:
Bass, Berry & Sims PLC
315 Deaderick Street
Suite 2700
Nashville, Tennessee 37238
Attention: Howard H. Lamar III, Esq.
Phone: (615) 742-6209
Fax: (615) 742-2709
E-mail: hlamar@bassberry.com
(ii) if to the Company, to:
Smith & Wesson Holding Corporation
2100 Roosevelt Avenue
Springfield, Massachusetts 01104
Telephone: (413) 747-3349
Facsimile: (413) 739-8528
Attention: Michael F. Golden

With a copy to:
Greenberg Traurig, LLP
2375 East Camelback Rd., Suite 700
Phoenix, AZ 85016
Telephone: (602) 445-8302
Facsimile: (602) 445-8100
Attention: Robert S. Kant, Esq.
     All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent (with confirmation of receipt), if sent by first-class mail or telecopier.
     The Holders or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.
          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (g) Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the state of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of the state of Delaware located in New Castle County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES

ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
          (i) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for any liabilities or obligations under Section 5 or 7(g).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Registration Agreement to be duly executed as of the date first written above.

COMPANY: SMITH & WESSON HOLDING CORPORATION
By:	/s/ Michael F. Golden
	Name:	Michael F. Golden
	Title:	President and CEO
SIGNATURE PAGE TO REGISTRATION AGREEMENT

HOLDERS:
/s/ Matthew A. Gelfand
MATTHEW A. GELFAND

/s/ David R. Gelfand
DAVID R. GELFAND

/s/ James C. Herrmann
JAMES C. HERRMANN

/s/ Peter Nofi
PETER NOFI

THE W.C. COHEN, JR. REVOCABLE TRUST DATED AS OF DECEMBER 23, 1998
By:	/s/ William C. Cohen, Jr.
	Name:	William C. Cohen, Jr.
	Title:	Trustee

B&D — R&S, INC.
By:	/s/ William C. Cohen, Jr.
	Name:	William C. Cohen, Jr.
	Title:	Secretary and Treasurer

DAKOTAH INVESTMENTS, LLC
By:	/s/ Robert L. Cohen
	Name:	Robert L. Cohen
	Title:	Manager

TRIPLE J OF WICHITA, LLC
By:	/s/ Ronald J. Cornejo
	Name:	Ronald J. Cornejo
	Title:	Member

/s/ Howard N. Marcus
HOWARD N. MARCUS

SIGNATURE PAGE TO REGISTRATION AGREEMENT

SGM CAPITAL, LLC
By:	/s/ Stephen McConahey
	Name:	Stephen McConahey
	Title:	Manager

THE W. TOM MEREDITH MARITAL TRUST
By:	/s/ Judith Meredith
	Name:	Judith Meredith
	Title:	Trustee

COHEN-BUTLER, LLC
By:	/s/ William C. Cohen, Jr.
	Name:	William C. Cohen, Jr.
	Title:	Manager

/s/ John C. Hamilton
JOHN C. HAMILTON

JARL BERNTZEN

J. DANIEL PLANTS

/s/ Shez Bandukwala
SHEZ BANDUKWALA

INVESTCORP INTERLACHEN MULTI-STRATEGY MASTER FUND LIMITED
By:	Interlachen Capital Group LP, Authorized Signatory

By:	/s/ Gregg T. Colburn
	Name:	Gregg T. Colburn
	Title:	Authorized Signatory

/s/ Wesley M. Foss
WESLEY M. FOSS

/s/ Leonard T. Safford
LEONARD T. SAFFORD

SIGNATURE PAGE TO REGISTRATION AGREEMENT